UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

INTERNATIONAL BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-09439	74-2157138
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas	78040-1359
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below);

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 250.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2018, International Bancshares Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company submitted the following proposals to its shareholders for a vote:

(1)         To elect eight (8) directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

(2)         To ratify the appointment of RSM US LLP, as independent auditors for the fiscal year ending December 31, 2018; and

(3)         To consider and approve a non-binding advisory resolution to approve the compensation of the Company’s named executives as described in the Compensation, Discussion and Analysis and the tabular disclosures in the Proxy Statement.

The following table lists the final voting results for Proposals 1, 2 and 3 at the Annual Meeting:

					Broker
	For	Against	Withheld	Abstentions	Non-Votes
Election of Directors

Javier De Anda	53,155,301		55,551		11,007,025
Irving Greenblum	48,458,521		4,752,331		11,007,025
Douglas B. Howland	52,961,852		249,000		11,007,025
Peggy J. Newman	50,922,158		2,288,694		11,007,025
Dennis E. Nixon	51,740,358		1,470,494		11,007,025
Larry A. Norton	52,961,852		249,000		11,007,025
Roberto R. Resendez	53,162,133		48,719		11,007,025
Antonio R. Sanchez, Jr.	52,944,644		266,208		11,007,025

Ratification of RSM US LLP	58,854,436	335,859		82,437	5,004,489

Non-binding Advisory Resolution on Compensation	52,823,064	283,986		103,698	11,007,029

Based on the foregoing results, each director nominee was elected by a majority vote standard, which is the voting standard required by the Company’s Articles of Incorporation for uncontested director elections.  Proposals 2 and 3 were approved by majority vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President and Chairman of the Board

Date: May 23, 2018